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                                                                   EXHIBIT 99.2

SMARTALK ANNOUNCES SETTLEMENT OF CONQUEST LITIGATION

Business Editors

            LOS ANGELES--(BUSINESS WIRE)--Nov. 5, 1997--SMARTALK TeleServices, Inc. (Nasdaq:SMTK) today announced that a definitive settlement agreement has been reached with Ghanshyam C. Patel, Jay Jayanthan and W. Michael Byrne, who were plaintiffs in an action brought against ConQuest Telecommunications Services Corp. Terms of the settlement were not disclosed.

            In July 1997, SMARTALK announced the signing of a definitive agreement to acquire ConQuest, a developer and marketer of prepaid phone cards and other enhanced telecommunications services. As previously announced, SMARTALK anticipates closing the ConQuest acquisition during the fourth quarter of this year.

            "We are pleased to have this litigation resolved and we look forward to welcoming Messrs. Patel Jayanthan and Byrne as shareholders of SMARTALK upon the closing of the ConQuest acquisition," stated Robert H. Lorsch, SMARTALK chairman and CEO.

            Mr. Lorsch also noted that other ConQuest shareholders have previously voiced overwhelming support for the proposed acquisition.

            Ghanshyam C. Patel, founder of ConQuest, said, "I am pleased to resolve this litigation and become a part of the SMARTALK family. I started ConQuest with only a dream, and through hard work, creativity and the support of ConQuest employees, we have been able to make it grow into a nationwide long distance company. I am confident that the shareholders of ConQuest, who will soon become shareholders of SMARTALK, will continue to enjoy success with SMARTALK."

            SMARTALK manufactures and distributes prepaid calling cards and other enhanced telecommunications products which are sold at retail and marketed to advertising and promotional clientele. SMARTALK maintains distribution agreements with mass merchandisers, consumer electronics retailers, supermarkets and home office superstores, such as Office Depot, Future Shop, Venture Stores, The Good Guys, Staples, Service Merchandise, Jewel/Osco Combo Stores, Osco Drug, Sav-On Drug, OfficeMax, Dominick's Finer Foods, Eckerd Drug, Food4Less, Ralphs Supermarkets, Bradlees, Marshall Field's, Best Buy and Builders Square, as well as university book stores and convenience stores nationwide. SMARTALK also offers specialized value-added promotional phone card programs to corporate clients including Gillette, Hewlett-Packard, Wells Fargo Bank, Nabisco, Pfizer and Prudential Securities. The company maintains strategic marketing partnerships with Choice Hotels and HFS, the two largest hotel franchisers in the United States, along with Simon DeBartolo Group, the largest publicly traded real estate company and operator of shopping malls in North America.

            Based in Los Angeles, with additional offices in Boston, Orlando and San Francisco, SMARTALK is a member of the Telecommunications Resellers Association, International Telecard Association and the Consumer Electronics Manufacturer's Association.

            NOTE: Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the Company's ability to complete the announced acquisition of ConQuest Telecommunications Services Corp., including the satisfaction of the closing conditions related to ConQuest acquisition and approval by the stockholders of ConQuest of the acquisition; the Company's utilization of ConQuest's existing retail call center services and call platform services relationships to expand market share; and the Company's ability to successfully integrate ConQuest into its current business. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, risks related to market acceptance and consumer demand for the company's products and services and pricing dependence on third-party vendors. The Company's agreements with its distributors generally do not assure that the Company will generate a specific level of revenue and are terminable on relatively short notice. Investors who seek more information




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about the Company's business and relevant risk factors may wish to review the
Company's SEC reports, including, but not limited to, its Annual Report on Form 10-K for 1996, and quarterly reports on Form 10-Q.